EXHIBIT 99.A
News
For Immediate Release

El Paso Production Announces Agreement to Purchase Unocal's
Interest in UnoPaso

HOUSTON, TEXAS, June 28, 2004-El Paso Production Company, a subsidiary of El Paso Corporation (NYSE:EP), announced today that it has entered into an agreement to purchase a Unocal Corporation (NYSE: UCL) affiliate that indirectly holds a 50-percent interest in UnoPaso, a joint venture that owns oil and natural gas assets in Brazil, for $61 million and up to $19 million in additional payments that are contingent on attainment of certain natural gas price or volume thresholds. El Paso currently reports its UnoPaso investment as an equity interest. Following the completion of this transaction, El Paso will own 100 percent of UnoPaso. The sale, which is subject to approval by Unocal's board of directors, is expected to close on or before July 31, 2004.

The acquisition will add 71 billion cubic feet equivalent of proved reserves to El Paso's reserve base and will increase production by 27-30 million cubic feet equivalent per day. UnoPaso owns six exploration and development concessions, all of which are located offshore northeast Brazil. Additionally, EP is acquiring Unocal's 30-percent interest in an adjacent exploration block. UnoPaso owns a 35-percent interest in certain producing concessions associated with the Pescada-Arabaiana field, which is operated by Petrobras. "Strategic acquisitions such as this one are a key step in our plan to turn around El Paso's production business," said Lisa Stewart, president of El Paso Production and Non-regulated Operations. "In addition to expanding our reserve base and increasing our production, the UnoPaso acquisition solidifies our position in Brazil and provides us with substantial future drilling opportunities."

El Paso Corporation provides natural gas and related energy products in a safe, efficient, dependable manner. The company owns North America's largest natural gas pipeline system and one of North America's largest independent
natural   gas   producers.   For  more  information,   visit
www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
---------------------------------------------------------
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the ability to implement and achieve our objectives in the long-range plan; the timing of the completion of the internal review of the reserve revisions, and the extent and time periods involved in any potential restatement of prior years' financial results; potential impact of any restatement of financial results on our access to capital (including borrowings under credit arrangements); changes in reserves estimates based upon internal and third party reserve analyses; the uncertainties associated with the outcome of governmental investigations; the outcome of litigation including shareholder derivative and class actions related to the reserve revision and potential restatement; and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax:     (713) 420-4417

Media Relations
Kim Wallace, Manager
Office:  (713) 420-6330
Fax:     (713) 420-6341